UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013

American Realty Capital Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) (212) 415-6500 Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 31, 2013, American Realty Capital Properties, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Initial Report”), in part, for the purpose of announcing its entry into a definitive purchase and sale agreement for the purchase of equity interests in the Purchased Entities (as defined below), which own a real estate portfolio of 471 properties (which includes three other revenue generating assets), 421 of which are subject to property leases and 50 of which are subject to direct financing leases, from certain affiliates of GE Capital. As of the filing of this Amendment No. 1 to the Initial Report, the Company has not acquired any of the Purchased Entities, Properties (as defined below) or direct financing leases and, although the closing of the acquisition is subject to certain conditions as described in more detail below and therefore there can be no assurance that the Company will acquire any or all of the Purchased Entities, Properties or direct financing leases, the Company believes that the completion of the Closings (as defined below) and acquisitions of the Purchased Entities which, in turn owns the Properties and leases, is probable. The purpose of this Amendment No. 1 to the Initial Report is to provide (i) the financial information related to such probable acquisition required by Item 9.01 and (ii) certain additional information with respect to the Agreement as set forth in Item 1.01 of this Amendment No. 1 to the Initial Report (as defined below).

Item 1.01. Entry Into a Material Definitive Agreement.

Purchase and Sale Agreement with Certain Affiliates of GE Capital Franchise

On May 31, 2013, the Company, through ARC Properties Operating Partnership, L.P., entered into a Purchase and Sale Agreement (the “Agreement”) with CNL APF Partners, LP, a Delaware limited partnership (“CNL APF”), USRP (SFGP), LLC, a Delaware limited liability company (“USRP”), CNL Funding 2000-A, LLC, a Delaware limited liability company (“CNL Funding”), Net Lease Funding 2005, LLC, a Delaware limited liability company (“Net Lease”), and CNL Restaurant Capital Corp., a Delaware corporation (“CNL Restaurant” and together with CNL APF, USRP, CNL Funding, and Net Lease, the “Seller Parties”). The Agreement provides for the purchase and sale of all of the partnership or limited liability company membership interests of the Seller Parties in certain entities (the “Purchased Entities”) by the Company (the “Acquisition”), pursuant to the terms and conditions contained therein. The Seller Parties are each affiliates of GE Capital. None of the sellers has a material relationship with the Company and the acquisition is not an affiliated transaction.

Purchase and Sale of the Purchased Entities and Properties

The Purchased Entities own a real estate portfolio comprised of 471 properties, including 468 restaurants (which includes three other revenue generating assets) and three retail tenants, located in 44 states and representing 2,136,025 square feet (the “Properties”). The Properties are currently leased to 137 tenant groups. The leases are generally net, whereby the tenants are to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The weighted average of the original term of the leases is 18.6 years, with a remaining weighted average of approximately 6.2 years. The annualized rental income for the portfolio (including financing income from direct financing leases) will be approximately $55.6 million, or approximately $26.01 per rentable square foot. The contract purchase price of the portfolio is approximately $807.0 million, subject to adjustments set forth in the Agreement and exclusive of closing costs. The Company intends to fund 55% of the purchase price with proceeds from equity offerings and the remaining 45% with proceeds from the Company’s credit facility.

The Agreement provides that the Company’s obligation to close upon the Acquisition of the Purchased Entities remains subject to the Company’s satisfactory due diligence and other customary conditions to closing described in more detail below. The due diligence shall be undertaken at the Company’s sole cost and expense and must be completed in a 21 day period (the “Due Diligence Phase”). During the Due Diligence Phase, the Company has the option to terminate the Agreement or designate up to 20 properties that it does not wish to acquire. Subject to the satisfaction or waiver of certain conditions, the initial closing shall take place on June 27, 2013 (the “Initial Closing,” and the date thereof, the “Initial Closing Date”).

Should certain conditions of the Initial Closing not have been satisfied or waived by the Initial Closing Date, then consummation of the closing of CNL Funding Acquisition (which owns 125 of the Properties) shall be deferred, depending on the satisfaction of certain conditions relating to satisfaction of existing mortgage debt by the GE Capital Seller Parties until on or about July 10, 2013 or September 26, 2013 (the “Deferred Closing,” and, together with the Initial Closing, the “Closings”).

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Pursuant to the terms of the Agreement, at the Closings, the Properties will be transferred free and clear of any liens or encumbrances (other than customary permitted title exceptions). The Seller Parties shall notify the Company in advance of the Initial Closing of certain Properties that are deemed “Retained” and will not be transferred, purchased or sold at the Initial Closing. Retained Properties are those which fail to meet various criteria negotiated by the Seller Parties and the Company, including, but not limited to, tenant quality and creditworthiness, default of lease payments, and lease termination following property condemnation or casualty. If a Retained Property is inadvertently purchased and sold at a Closing, each of the Seller Parties and the Company has the right to exercise a repurchase option whereby the Retained Property will be “put back” to the Seller Parties if requested by either Party within 180 days following either of the Closings.

Accordingly, as of the date of this report, and until the completion of the Closings, there can be no assurance that the Company will acquire any or all of the Purchased Entities and the Properties, however, the Company believes that the completion of the Closings and acquisitions of the Purchased Entities and, in turn, the Properties, is probable.

Representations, Warranties and Covenants

The Seller Parties made customary representations and warranties to the Company relating to the Purchased Entities, their businesses and the Properties. The Seller Parties have also made certain covenants relating to the conduct of the Purchased Entities’ business between the date of the Agreement and the Closings, and other matters, including the consummation of certain restructuring transactions required pursuant to the terms of the Agreement (the “Restructuring”).

Conditions

Consummation of the Closings is subject to various conditions, including, among other things, the absence of any law, order or injunction prohibiting the consummation of the Acquisition of any of the Purchased Entities or Properties, the receipt of any necessary third party consents or governmental approvals and the completion of the Restructuring. Moreover, each party’s obligation to consummate the Closings is subject to the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the Agreement.

Indemnity

Pursuant to the Agreement, the Seller Parties have agreed to indemnify the Company for any breaches of their representations and warranties, as well as any breaches of its covenants and other agreements, subject to certain limitations.  The Company agreed to similarly indemnify the Seller Parties.

Termination Rights

The Agreement also includes certain termination rights for both the Company and the Seller Parties. In connection with the termination of the Agreement, under specified circumstances, (i) the Company may be entitled to a return of its deposit, together with interest and other investment income earned thereon to the receipt of liquidated damages in the amount of $3,000,000 or $5,000,000 or to sue for specific performance of the obligations of the Seller Parties, or (ii) the Seller Parties may be entitled to retain as liquidated damages the Company’s deposit in the amount of $40,366,000, together with interest and other investment income earned thereon.

Guarantee

The obligations of the Seller Parties under the Agreement are unconditionally guaranteed by GE Capital Franchise Finance Corporation.

A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The representations and warranties in the Agreement were made as of a specified date, are qualified by a confidential disclosure letter, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Agreement are not necessarily characterizations of the actual state of facts about the Company at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

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Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Agreement will be consummated, the Company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the inability to complete the acquisitions due to the failure to satisfy other conditions to completion of the purchase and sale; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; the business plans of the tenants of the respective parties; the outcome of any legal proceedings relating to the Agreement or the transactions contemplated by the Agreement; and risks to consummation of the Closings, including the risk that the purchase and sale will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

Page
(a) Financial Statements of Businesses Acquired

The GE Capital Portfolio Historical Summary:
Report of Independent Certified Public Accounting Firm	5
Statements of Revenues and Certain Expenses for the year ended December 31, 2012 (audited) and the three months ended March 31, 2013 (unaudited)	6
Notes to Statements of Revenues and Certain Expenses	7

(b) Unaudited Pro Forma Consolidated Information

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2013	11
Notes to Unaudited Pro Forma Consolidated Balance Sheet	12
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the three months ended March 31, 2013	14
Notes to Unaudited Pro Forma Consolidated Statements of Operations	18

(d) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of May 31, 2013, among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., CNL APF Partners, LP, USRP (SFGP), LLC, CNL Funding 2000-A, LLC, Net Lease Funding 2005, LLC and CNL Restaurant Capital Corp.*
23	Consent of Grant Thornton LLP

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

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Report of Independent Certified Public Accounting Firm

Board of Directors and Stockholders

American Realty Capital Properties, Inc.

We have audited the accompanying Historical Summary of the GE Capital Portfolio which comprises the statement of revenues and certain expenses for the year ended December 31, 2012, and the related notes to the Historical Summary.

Management's responsibility for the financial statement

Management of American Realty Capital Properties, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the GE Capital Portfolio for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital Properties, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the GE Capital Portfolio’s revenue and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

June 7, 2013

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THE GE CAPITAL PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(In thousands)

	Three Months Ended	Year Ended
	March 31, 2013	December 31, 2012
	(Unaudited)
Revenues:
Rental income	$14,086	$51,008
Direct financing lease income	877	3,231
Operating reimbursements	181	372
Other income	33	350
Total revenues	15,177	54,961

Operating expenses:
Property operating	503	1,924

Revenues in excess of certain expenses	$14,674	$53,037

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

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THE GE CAPITAL PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(References to amounts for the three months ended March 31, 2013 are unaudited)

1.	Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations and financing income of 471 properties owned by certain affiliates of GE Capital, 421 of which are subject to property leases and 50 of which are subject to direct financing leases (the “GE Capital Portfolio”) for the year ended December 31, 2012 and the three months ended March 31, 2013 (unaudited). On May 31, 2013, American Realty Capital Properties, Inc. (the “Company”) through ARC Properties Operating Partnership, L.P., the Company’s operating partnership, entered into a purchase and sale agreement with certain affiliates of GE Capital for the purchase and sale of all the equity interests in the entities owning the GE Capital Portfolio. The contract purchase price of the GE Capital Portfolio is approximately $807.0 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs. The GE Capital Portfolio contains 2,136,025 rentable square feet and consists of 468 restaurants (including three other revenue generating assets) and three retail tenants.

The GE Capital Portfolio purchase is expected to close in the second quarter of 2013, with the possibility that some of the interests in these properties will be acquired during the third quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude up to 20 properties for any reason as well as certain other properties based on criteria related to issues with obtaining clear title to the property and properties exceeding certain delinquency thresholds among other provisions. Therefore, the Company cannot assure that all 471 properties in the GE Capital Portfolio presented in this Historical Summary (as defined below) will be included in the final purchased portfolio. Additionally, as of June 7, 2013, the Company has not acquired any of the properties or entities owning the properties and, although the closing of the acquisition is subject to certain conditions, including the completion of due diligence, and therefore there can be no assurance that the Company will acquire any or all of the properties or entities owning the properties, the Company believes that the completion of such acquisitions is probable.

The accompanying Statement of Revenues and Certain Expenses (“Historical Summary”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the GE Capital Portfolio was acquired from an unaffiliated party and (b) based on due diligence of the GE Capital Portfolio by the Company, management is not aware of any material factors relating to the GE Capital Portfolio that would cause this financial information not to be indicative of future operating results.

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THE GE CAPITAL PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(References to amounts for the three months ended March 31, 2013 are unaudited)

2.	Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of certain leases, certain tenants reimburse the properties' owner for certain expenses on a monthly basis. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $0.7 million and $0.2 million over the rent payments received in cash for the year ended December 31, 2012 and for the three months ended March 31, 2013, respectively.

The following table lists the tenant whose annualized rental income on a straight-line basis or income from direct financing leases represented greater than 10% of total annualized rental income for all tenants as of March 31, 2013 and December 31, 2012:

Tenant	March 31, 2013	December 31, 2012
Dine Equity, Inc.	14.0%	14.6%

The termination, delinquency or non-renewal of leases by the above tenant may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of March 31, 2013 and December 31, 2012.

Direct financing lease income is recognized on the effective interest method to produce a level yield on funds not yet recovered. Estimated unguaranteed residual values at the date of lease inception represent management’s initial estimates of fair value of the leased assets at the expiration of the lease, not to exceed original cost. Significant assumptions used in estimating residual values include estimated net cash flows over the remaining lease term and expected future real estate values.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

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THE GE CAPITAL PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(References to amounts for the three months ended March 31, 2013 are unaudited)

3.	Future Minimum Lease Payments

At March 31, 2013, the GE Capital Portfolio was 100% leased under non-cancelable leases with a remaining lease term of 6.2 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

	Operating leases	Direct financing leases	Total
April 1, 2013 to December 31, 2013	$35,835	$3,987	$39,822
2014	46,555	5,445	52,000
2015	42,512	5,370	47,882
2016	37,794	5,322	43,116
2017	31,317	4,939	36,256
2018 and thereafter	129,233	17,359	146,592
Total	$323,246	$42,422	$365,668

The future minimum base rental cash payments due from the Company over the next five years and thereafter for ground lease arrangements are as follows (in thousands):

April 1, 2013 to December 31, 2013	$502
2014	495
2015	332
2016	218
2017	161
2018 and thereafter	117
Total	$1,825

4.	Subsequent Events

The Company has evaluated subsequent events through June 7, 2013, the date which this Historical Summary has been issued, and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited Historical Summary.

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2013

(In thousands)

The following unaudited pro forma Consolidated Balance Sheet of American Realty Capital Properties, Inc. (the “Company”) is presented as if the Company had acquired the GE Capital Portfolio as of March 31, 2013. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. Land, land improvements, buildings and fixtures include $711.5 million, comprised of $71.2 million, $160.1 million, $352.2 million and $128.0 million, provisionally assigned to land, land improvements, buildings and fixtures of the GE Capital Portfolio, respectively, pending management’s final analysis of the classification of the acquired assets. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the GE Capital Portfolio as of March 31, 2013, nor does it purport to present the future financial position of the Company.

The GE Capital Portfolio purchase is expected to close in the second quarter of 2013 although the interests in certain properties may not close until the third quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude up to 20 properties as well as certain other properties based on criteria related to issues with obtaining clear title to the property and properties exceeding certain delinquency thresholds among other provisions. Therefore, the Company cannot assure that all 471 properties in the GE Capital Portfolio presented in unaudited pro forma Consolidated Balance Sheet or the pro forma Consolidated Statements of Operations will be included in the final purchased portfolio. Additionally, as of June 7, 2013, the Company has not acquired any of the properties or entities owning the properties and, although the closing of the acquisition is subject to certain conditions, including the completion of due diligence, and therefore there can be no assurance that the Company will acquire any or all of the properties or entities owning the properties, the Company believes that the completion of such acquisitions is probable.

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2013

(In thousands)

	American Realty Capital Properties, Inc. (1)	GE Capital Portfolio (2)		Pro Forma American Realty Capital Properties, Inc.
Assets
Real estate investments, at cost:
Land	$298,280	$71,154	(3)	$369,434
Buildings, fixtures and improvements	1,521,505	640,383	(3)	2,161,888
Acquired intangible lease assets	241,501	64,652	(3)	306,153
Total real estate investments, at cost	2,061,286	776,189		2,837,475
Less accumulated depreciation and amortization	(81,207)	—		(81,207)
Total real estate investments, net	1,980,079	776,189		2,756,268
Cash	52,412	—		52,412
Investment in direct financing leases, net	—	30,811	(4)	30,811
Investment securities at fair value	4	—		4
Restricted cash	1,287	—		1,287
Prepaid expenses and other assets	15,397	—		15,397
Deferred costs, net	38,244	—		38,244
Assets held for sale	679	—		679
Total assets	$2,088,102	$807,000		$2,895,102
Liabilities and Equity
Mortgage notes payable	$265,118	$—		$265,118
Derivatives at fair value	5,012	—		5,012
Unsecured credit facility	640,000	363,293	(5)	1,003,293
Accounts payable and accrued expenses	6,589	—		6,589
Deferred rent and other liabilities	5,270	—		5,270
Distributions payable	92	—		92
Total liabilities	922,081	363,293		1,285,374
Series A convertible preferred stock	5	—		5
Series B convertible preferred stock	3	—		3
Common stock	1,543	271	(6)	1,814
Additional paid-in capital	1,335,863	443,436	(6)	1,779,299
Accumulated other comprehensive loss	(5,018)	—		(5,018)
Accumulated deficit	(290,484)	—		(290,484)
Total stockholders' equity	1,041,912	443,707		1,485,619
Non-controlling interests	124,109	—		124,109
Total equity	1,166,021	443,707		1,609,728
Total liabilities and equity	$2,088,102	$807,000		$2,895,102

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1)	Reflects the Company's historical unaudited consolidated Balance Sheet as of March 31, 2013, as previously filed.

(2)	Reflects the acquisition of the GE Capital Portfolio. The contract purchase price, excluding related expenses, is approximately $807.0 million, subject to adjustments set forth in the purchase and sale agreement, which will be funded through proceeds from equity offerings and availability under the Company’s credit facility.

(3)	The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from six to 13 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values, if any, are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(4)	Represents the fair value of receivables applicable to leases on certain investment properties accounted for as direct financing leases. Amounts represent the discounted remaining cash flows on the respective leases.

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(5)	Represents additional borrowings on the Company’s existing unsecured line of credit facility at an estimated annualized rate of 2.40% resulting in an annualized increase to interest expense of approximately $8.7 million. Proceeds from the borrowing will be used for the purchase of the GE Capital Portfolio.

(6)	Represents the issuance of common stock, at an assumed purchase price of $16.40 per share, the proceeds of which will be used for the purchase of the GE Capital Portfolio.

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE THREE MONTHS ENDED MARCH 31, 2013

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the three months ended March 31, 2013, are presented as if American Realty Capital Properties, Inc. (“the Company”) had acquired the GE Capital Portfolio as of the beginning of each period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.

Following are the Unaudited Pro forma Consolidated Statements of Operations for the year ended December 31, 2012 and the three months ended March 31, 2013 (in thousands):

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE THREE MONTHS ENDED MARCH 31, 2013

Year Ended December 31, 2012	American Realty Capital Properties, Inc. (1)	GE Capital Portfolio (2)	Pro Forma Adjustments GE Capital Portfolio		Pro Forma American Realty Capital Properties, Inc.
Revenues:
Rental income	$64,791	$51,008	$868	(3)	$116,667
Direct financing lease income	—	3,231	—		3,231
Operating expense reimbursement	2,002	372	—		2,374
Other income	—	350	—		350
Total revenues	66,793	54,961	868		122,622
Operating expenses:
Acquisition related	42,761	—	—		42,761
Merger and other transaction related	2,603	—	—		2,603
Property operating	3,484	1,924	—		5,408
General and administrative	3,912	—	—		3,912
Equity-based compensation	1,180	—	—		1,180
Depreciation and amortization	40,700	—	45,094	(4)	85,794
Operating fees to affiliates	212	—	3,228	(5)	3,440
Total operating expenses	94,852	1,924	48,322		145,098
Operating income (loss)	(28,059)	53,037	(47,454)		(22,476)
Other income (expense):
Interest expense	(11,856)	—	(8,719	)(6)	(20,575)
Income from investments	534	—	—		534
Other income	426	—	—		426
Total other expense	(10,896)	—	(8,719)		(19,615)
Net income (loss) from continuing operations	(38,955)	53,037	(56,173)		(42,091)
Net loss from continuing operations attributable to non-controlling interest	255	—	151	(7)	406
Net income (loss) from continuing operations attributable to stockholders	(38,700)	53,037	(56, 022)		(41,685)

Discontinued operations:
Loss from operations of held for sale properties	(145)	—	—		(145)
Loss on held for sale properties	(600)	—	—		(600)
Net loss from discontinued operations	(745)	—	—		(745)
Net loss from discontinued operations attributable to non-controlling interests	46	—	—		46
Net loss from discontinued operations attributable to stockholders	(699)	—	—		(699)

Net income (loss)	(39,700)	53,037	(56,173)		(42,836)
Net loss attributable to non-controlling interests	301	—	151	(7)	452
Net income (loss) attributable to stockholders	$(39,399)	$53,037	$(56,022)		$(42,384)

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE THREE MONTHS ENDED MARCH 31, 2013

Three Months Ended March 31, 2013	American Realty Capital Properties, Inc. (1)	GE Capital Portfolio (2)	Pro Forma Adjustments GE Capital Portfolio		Pro Forma American Realty Capital Properties, Inc.
Revenues:
Rental income	$38,378	$14,086	$275	(3)	$52,739
Direct financing lease income	—	877	—		877
Operating expense reimbursement	1,822	181	—		2,003
Other income	—	33	—		33
Total revenues	40,200	15,177	275		55,652
Operating expenses:
Acquisition related	5,582	—	—		5,582
Merger and other transaction related	137,769	—	—		137,769
Property operating	2,404	503	—		2,907
General and administrative	1,307	—	—		1,307
Equity-based compensation	876	—	—		876
Depreciation and amortization	25,109	—	11,273	(4)	36,382
Operating fees to affiliates	—	—	807	(5)	807
Total operating expenses	173,047	503	12,080		185,630
Operating income (loss)	(132,847)	14,674	(11,805)		(129,978)
Other income (expense):
Interest expense	(6,202)	—	(2,180	)(6)	(8,382)
Income from investments	218	—	—		218
Gain on sale of investment securities	451	—	—		451
Loss on derivatives	(5)	—	—		(5)
Other income	35	—	—		35
Total other expense	(5,503)	—	(2,180)		(7,683)
Net income (loss) from continuing operations	(138,350)	14,674	(13,985)		(137,661)
Net income (loss) from continuing operations attributable to non-controlling interest	432	—	(41	)(7)	391
Net income (loss) from continuing operations attributable to stockholders	(137,918)	14,674	(14,026)		(137,270)

Discontinued operations:
Loss from operations of held for sale properties	(16)	—	—		(16)
Gain on held for sale properties	14	—	—		14
Net loss from discontinued operations	(2)	—	—		(2)
Net loss from discontinued operations attributable to non-controlling interests	—	—	—		—
Net loss from discontinued operations attributable to stockholders	(2)	—	—		(2)

Net income (loss)	(138,352)	14,674	(13,985)		(137,663)
Net income (loss) attributable to non-controlling interests	432	—	(41	)(7)	391
Net income (loss) attributable to stockholders	$(137,920)	$14,674	$(14,026)		$(137,272)

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(1)	Reflects the historical Statement of Operations of the Company for the period indicated. The balances for the year ended December 31, 2012 reflect the effect of the February 2013 merger of the Company and American Realty Capital Trust III, Inc. as presented in the Form 8-K/A filed with the Securities and Exchange Commission on May 8, 2013.

(2)	Reflects the operations of the GE Capital Portfolio for the period indicated.

(3)	Represents adjustments to estimated straight-line rent for lease terms as of the assumed acquisition date.

(4)	Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of each period. Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures. The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which ranges from less than one to 20 years.

(5)	Adjustment reflects recognition of full contractual asset management fees due to the Company’s external manager, if the external manager had charged these fees in each period. Fees are 0.50% annually for average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually for assets in excess of $3.0 billion.

(6)	Represents interest expense for the $363.3 million on the Company’s unsecured line of credit facility at an estimated annual rate of 2.40%.

(7)	Adjustment represents the allocation to non-controlling interests for the net effect of the acquisition as well as adjustments related thereto.

Note: Pro forma adjustments exclude one-time acquisition costs of approximately $11.0 million primarily representing legal fees and deed transfer fees for the acquisitions of the GE Capital Portfolio.

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EXHIBITS

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of May 31, 2013, among American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., CNL APF Partners, LP, USRP (SFGP), LLC, CNL Funding 2000-A, LLC, Net Lease Funding 2005, LLC and CNL Restaurant Capital Corp.*
23	Consent of Grant Thornton LLP

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

June 7, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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